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                                                                    Exhibit 23.4
                                                                    ------------

September 19, 2000



Consent of Independent Accountants




We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of Smurfit-Stone Container Corporation of our report dated January 24, 2000 except as to
Note 10(b), which is as of February 25, 2000, and Note 20 which is as of February 23, 2000, relating to the consolidated financial statements of St-Laurent Paperboard Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/Pricewaterhouse Coopers LLP

Chartered Accountants